UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 28, 2025
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FGI Industries Ltd.
(Exact name of registrant as specified in its charter)
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Cayman Islands	001-41207	98-1603252
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
906 Murray Road
East Hanover, NJ 07936
(Address of principal executive offices) (Zip Code)
(973) 428-0400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.0001 par value per share	FGI	The Nasdaq Stock Market LLC
Warrants to purchase Ordinary Shares	FGIWW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03    Material Modification to Rights of Security Holders.
To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report is incorporated herein by reference.
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On July 28, 2025, FGI Industries Ltd. (the “Company”) filed an amendment (the “Amendment”) to the Company’s Amended and Restated Memorandum and Articles of Association with the Registrar of Companies in the Cayman Islands to effect a 1-for-5 reverse share split (the “Reverse Share Split”) of the Company’s ordinary shares, par value $0.0001 per share (“Ordinary Shares”). Pursuant to the Amendment, effective as of 12:01 a.m., Eastern Time, on July 31, 2025 (the “Effective Time”), every 5 Ordinary Shares issued and outstanding, including Ordinary Shares held by the Company as treasury shares, will be automatically combined into one Ordinary Share. As a result of the Reverse Share Split, the par value of the Company’s Ordinary Shares will go from $0.0001 per share to $0.0005 per share. As of April 24, 2025, the Company had 9,591,555 Ordinary Shares issued and outstanding. The Company’s shareholders of record will receive a cash payment (without interest) in lieu of any fractional shares they would have otherwise been entitled to receive in the Reverse Share Split.
The Ordinary Shares are expected to begin trading on The Nasdaq Capital Market on a split-adjusted basis at the opening of trading on July 31, 2025. The Common Stock will continue trading on The Nasdaq Capital Market under the symbol “FGI” with a new CUSIP number (G3302D202). The Company’s publicly traded warrants will continue to be traded on The Nasdaq Capital Market under the symbol “FGIWW” and the CUSIP number for the public warrants will remain unchanged. However, under the terms of the applicable warrant agreement the number of Ordinary Shares issuable on exercise of each warrant will be proportionately decreased. Specifically, following effectiveness of the Reverse Share Split, every 5 Ordinary Shares that may be purchased pursuant to the exercise of the warrants will represent one Ordinary Share that may be purchased pursuant to such warrants. Accordingly, for the Company’s warrants trading under the symbol “FGIWW”, every 5 warrants will be exercisable for one Ordinary Share at an exercise price of $30.00 per Ordinary Share.
As of the Effective Time, the number of Ordinary Shares available for issuance under the Company’s equity incentive plans and issuable pursuant to equity awards immediately prior to the Reverse Share Split will be proportionately adjusted by the Reverse Share Split. The exercise prices of the Company’s outstanding options and equity awards will be adjusted in accordance with their respective terms.
The Reverse Share Split will affect all record holders of the Ordinary Shares uniformly and will not affect any record holder’s percentage ownership interest in the Company, except for de minimis changes as a result of the elimination of fractional shares. Holders of Ordinary Shares who hold in “street name” in their brokerage accounts do not have to take any action as a result of the Reverse Share Split. Their accounts will be automatically adjusted to reflect the number of shares owned.
The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01.   Financial Statements and Exhibits.
(d)Exhibits
The following exhibits are filed herewith:

Exhibit
Number	Description
3.1	Amendment to the Amended and Restated Memorandum and Articles of Association of FGI Industries Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FGI Industries Ltd.

Dated: July 29, 2025	By:	/s/ John Chen
John Chen
Executive Chairman